         As filed with the Securities and Exchange Commission on August 25, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                            BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     72-0207995
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


           3900 ESSEX LANE                                  77027-5177
           HOUSTON, TEXAS                                   (Zip Code)
(Address of Principal Executive Offices)

                           ---------------------------


              WESTERN ATLAS INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           ---------------------------


                             LAWRENCE O'DONNELL, III
                       VICE PRESIDENT AND GENERAL COUNSEL
                            BAKER HUGHES INCORPORATED
                                 3900 ESSEX LANE
                            HOUSTON, TEXAS 77027-5177
                     (Name and address of agent for service)

                                 (713) 439-8600
          (Telephone number, including area code, of agent for service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

============================================ ======================================= =========================================
                                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED       REGISTERED (1)        SHARE (2)             PRICE (2)        REGISTRATION FEE
-------------------------------------------- --------------------------------------- -----------------------------------------
Common Stock, par value $1.00 per share          6,437,100            $22.28125           $143,426,635          $42,311
============================================ ======================================= =========================================

(1) Plus such additional indeterminable number of shares as may become issuable pursuant to the anti-dilution provisions of the Western Atlas Inc. 1996 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on August 21, 1998.
================================================================================

                             INTRODUCTORY STATEMENT

     Baker Hughes Incorporated, a Delaware corporation ("Baker Hughes"), is filing this Registration Statement on Form S-8 relating to Baker Hughes' Common Stock, par value $1.00 per share ("Baker Hughes Common Stock"), issuable in accordance with the Western Atlas Inc. 1996 Employee Stock Purchase Plan (the "Plan"). Pursuant to the Agreement and Plan of Merger dated as of May 10, 1998, as amended by an Amendment thereto dated as of July 22, 1998 (as amended, the "Merger Agreement"), among Baker Hughes, Baker Hughes Delaware I, Inc., a Delaware corporation and wholly owned subsidiary of Baker Hughes ("Merger Sub"), and Western Atlas Inc., a Delaware corporation ("Western Atlas"), Merger Sub was merged with and into Western Atlas, with Western Atlas surviving as a wholly owned subsidiary of Baker Hughes (the "Merger"). In the Merger, each outstanding share of common stock, par value $1.00 per share, of Western Atlas was converted into the right to receive 2.7 shares of Baker Hughes Common Stock (the "Exchange Ratio"). Pursuant to the Merger Agreement and the schedules thereto, an equitable adjustment based on the Exchange Ratio was made to the Plan to permit purchases of Baker Hughes Common Stock.

     This Registration Statement relates only to the Baker Hughes Common Stock issuable in accordance with the Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Baker Hughes shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents, which Baker Hughes has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-9397), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

              (1) Baker Hughes' Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

              (2) Baker Hughes' Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998, each as amended by amendments on Form 10-Q/A filed on May 21, 1998, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

              (3) The description of Baker Hughes Common Stock contained in Baker Hughes' Current Report on Form 8-K dated July 27, 1992, as may be amended from time to time for the purpose of updating, changing or modifying such description; and

              (4) Baker Hughes' Current Reports on Form 8-K filed on May 20, 1998 and August 14, 1998.

        All documents and reports filed by Baker Hughes with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports.

        Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

        The description of Baker Hughes Common Stock is contained in Baker Hughes' Current Report on Form 8-K dated July 27, 1992. In 1996, the Board of Directors of Baker Hughes exercised its option to redeem all of the rights (each, a "Right") to purchase one one-hundredth of a share of Baker Hughes Series One Junior Participating Preferred Stock for the redemption price of $0.03 per Right.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Baker Hughes' Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to Baker Hughes and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither Baker Hughes nor its stockholders could recover monetary damages from the director, and the only course of action available to Baker Hughes' stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in Baker Hughes' Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed.

In such a situation, it is possible that the stockholders and Baker Hughes would have no effective remedy against the directors. Under Baker Hughes' Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to Baker Hughes or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of Baker Hughes' stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. Baker Hughes' Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of Baker Hughes' directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

     Under Article III of Baker Hughes' By-laws as currently in effect and an indemnification agreement with Baker Hughes' officers and directors (the "Indemnification Agreement"), each person who is or was a director or officer of Baker Hughes or a subsidiary of Baker Hughes, or who serves or served any other enterprise or organization at the request of Baker Hughes or a subsidiary of Baker Hughes, shall be indemnified by Baker Hughes to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of Baker Hughes, or serves or served any other enterprise or organization at the request of Baker Hughes, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (i) expenses, including attorneys' fees, and (ii) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Baker Hughes, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Baker Hughes, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Baker Hughes, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to Baker Hughes, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of Baker Hughes' By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), but Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware's public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

     Pursuant to the Indemnification Agreement, Baker Hughes has agreed to provide, at all times during the two-year period following a "change in control" (as defined in the Indemnification Agreement) of Baker Hughes, irrevocable letters of credit in an aggregate amount not less than $25,000,000 for the benefit of the officers and directors of Baker Hughes to secure its obligations under the Indemnification Agreement.

        Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Baker Hughes currently has in effect a directors' and officers' liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.


Exhibit
Number                              Document Description
-------                             --------------------
  4.1         --     Restated Certificate of Incorporation of Baker Hughes
                     (filed as Exhibit 3.1 to Annual Report of Baker Hughes on
                     Form 10-K for the year ended September 30, 1993 (File No.
                     1-9397) and incorporated herein by reference).

  4.2         --     By-Laws of Baker Hughes, as amended (filed as Exhibit
                     3(ii) to Quarterly Report of Baker Hughes on Form 10-Q for
                     the quarter ended June 30, 1998 (File No. 1-9397) and
                     incorporated herein by reference).

  4.3         --     Certificate of Designation of Series L Preferred Stock
                     of Baker Hughes (filed as Exhibit 4.4 to Annual Report of
                     Baker Hughes on Form 10-K for the year ended September 30,
                     1996 (File No. 1-9397) and incorporated herein by reference).

  4.4         --     Agreement and Plan of Merger dated as of May 10, 1998
                     (the "Merger Agreement") among Baker Hughes, Baker Hughes
                     Delaware I, Inc. and Western Atlas Inc. (filed as Appendix
                     A to the Joint Proxy Statement/Prospectus of Baker Hughes
                     dated July 2, 1998 (File No. 1-9397) and incorporated
                     herein by reference).

  4.5         --     Amendment to Merger Agreement dated as of July 22, 1998
                     among Baker Hughes, Baker Hughes Delaware I, Inc. and
                     Western Atlas Inc. (filed as Appendix A to the Supplement
                     to Joint Proxy Statement/Prospectus of Baker Hughes dated
                     July 24, 1998 (File No. 1-9397) and incorporated herein by reference).

  4.6         --     Western Atlas Inc. 1996 Employee Stock Purchase Plan
                     (filed as Exhibit 10 to the Registration Statement on Form
                     S-8 of Western Atlas Inc. (Registration No. 333-06817) and
                     incorporated herein by reference).

  5           --     Opinion of Baker & Botts, L.L.P. with respect to the
                     legality of securities.

23.1          --     Consent of Deloitte & Touche LLP with respect to Baker
                     Hughes Incorporated.

23.2          --     Consent of Deloitte & Touche LLP with respect to Western
                     Atlas Inc.

23.3          --     Consent of Baker & Botts, L.L.P. (contained in Exhibit 5).

24            --     Powers of Attorney (included on the signature page of the
                     Registration Statement).

ITEM 9.      UNDERTAKINGS.

     (a)     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
             arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to
             the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence O'Donnell, III and Max L. Lukens, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on August 25, 1998.

                                        BAKER HUGHES INCORPORATED

                                        By: /s/  MAX L. LUKENS
                                           -------------------------------
                                                 Max L. Lukens
                                           Chairman of the Board and Chief
                                               Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                                       TITLE                               DATE

             /s/ MAX L. LUKENS                       Chairman of the Board and Chief             August 25, 1998
---------------------------------------------              Executive Officer
                Max L. Lukens                        (principal executive officer)

            /s/ ERIC L. MATTSON                      Senior Vice President and Chief             August 25, 1998
---------------------------------------------          Financial Officer (principal
               Eric L. Mattson                             financial officer)

            /s/ JAMES E. BRAUN                        Vice President and Controller              August 25, 1998
--------------------------------------------         (principal accounting officer)
               James E. Braun

        /s/ LESTER M. ALBERTHAL, JR.                            Director                         August 25, 1998
--------------------------------------------
          Lester M. Alberthal, Jr.

           /s/ PAUL M. ANDERSON                                 Director                         August 25, 1998
--------------------------------------------
              Paul M. Anderson

           /s/ VICTOR G. BEGHINI                                Director                         August 25, 1998
---------------------------------------------
              Victor G. Beghini

            /s/ ALTON J. BRANN                                  Director                         August 25, 1998
---------------------------------------------
               Alton J. Brann

            /s/ JOSEPH T. CASEY                                 Director                         August 25, 1998
---------------------------------------------
               Joseph T. Casey

           /s/ EUNICE M. FILTER                                 Director                         August 25, 1998
---------------------------------------------
              Eunice M. Filter

             /s/ JOE B. FOSTER                                  Director                         August 25, 1998
---------------------------------------------
                Joe B. Foster

          /s/ CLAIRE W. GARGALLI                                Director                         August 25, 1998
---------------------------------------------
             Claire W. Gargalli

           /s/ RICHARD D. KINDER                                Director                         August 25, 1998
---------------------------------------------
              Richard D. Kinder

             /s/ JOHN F. MAHER                                  Director                         August 25, 1998
--------------------------------------------
                John F. Maher

            /s/ JAMES F. MCCALL                                 Director                         August 25, 1998
---------------------------------------------
               James F. McCall

          /s/ H. JOHN RILEY, JR.                                Director                         August 25, 1998
---------------------------------------------
             H. John Riley, Jr.

            /s/ JOHN R. RUSSELL                                 Director                         August 25, 1998
---------------------------------------------
               John R. Russell

           /s/ CHARLES L. WATSON                                Director                         August 25, 1998
---------------------------------------------
              Charles L. Watson

           /s/ MAX P. WATSON, JR.                               Director                         August 25, 1998
---------------------------------------------
             Max P. Watson, Jr.

                                  EXHIBIT INDEX


EXHIBIT NO.                      DESCRIPTION                                             PAGE NO.

  4.1          --    Restated Certificate of Incorporation of Baker Hughes
                     (filed as Exhibit 3.1 to Annual Report of Baker Hughes on
                     Form 10-K for the year ended September 30, 1993 (File No.
                     1-9397) and incorporated herein by reference).

  4.2          --    By-Laws of Baker Hughes, as amended (filed as Exhibit
                     3(ii) to Quarterly Report of Baker Hughes on Form 10-Q for
                     the quarter ended June 30, 1998 (File No. 1-9397) and
                     incorporated herein by reference).

  4.3          --    Certificate of Designation of Series L Preferred Stock
                     of Baker Hughes (filed as Exhibit 4.4 to Annual Report of
                     Baker Hughes on Form 10-K for the year ended September 30,
                     1996 (File No. 1-9397) and incorporated herein by
                     reference).

  4.4          --    Agreement and Plan of Merger dated as of May 10, 1998
                     (the "Merger Agreement") among Baker Hughes, Baker Hughes
                     Delaware I, Inc. and Western Atlas Inc. (filed as Appendix
                     A to the Joint Proxy Statement/Prospectus of Baker Hughes
                     dated July 2, 1998 (File No. 1-9397) and incorporated
                     herein by reference).

  4.5          --    Amendment to Merger Agreement dated as of July 22, 1998
                     among Baker Hughes, Baker Hughes Delaware I, Inc. and
                     Western Atlas Inc. (filed as Appendix A to the Supplement
                     to Joint Proxy Statement/Prospectus of Baker Hughes dated
                     July 24, 1998 (File No. 1-9397) and incorporated herein by reference).

  4.6          --    Western Atlas Inc. 1996 Employee Stock Purchase Plan (filed as Exhibit 10 to the Registration Statement on Form S-8 of
                     Western Atlas Inc. (Registration No. 333-06817) and
                     incorporated herein by reference).

  5            --    Opinion of Baker & Botts, L.L.P. with respect to the
                     legality of securities.

23.1           --    Consent of Deloitte & Touche LLP with respect to Baker
                     Hughes Incorporated.

23.2           --    Consent of Deloitte & Touche LLP with respect to Western
                     Atlas Inc.

23.3           --    Consent of Baker & Botts, L.L.P. (contained in Exhibit 5).

24             --    Powers of Attorney (included on the signature page of the
                     Registration Statement).